FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

AND

STATE OF ILLINOIS

DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION

DIVISION OF BANKING

SPRINGFIELD, ILLINOIS

In the Matter of CIBM BANK CHAMPAIGN, ILLINOIS (ILLINOIS CHARTERED INSURED NONMEMBER BANK)	) ) ) ) ) ) ) )	CONSENT ORDER FDIC-10-062b DB NO. 2010-DB-14

CIBM Bank, Champaign, Illinois (“Bank”), having been advised of its right to a NOTICE OF CHARGES AND OF HEARING detailing the unsafe or unsound banking practices and violations of law or regulation alleged to have been committed by the Bank, and of its right to a hearing on the charges under section 8(b) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b), and under 38 Ill. Adm. Code, § 392 et seq., regarding hearings before the Illinois Department of Financial and Professional Regulation, Division of Banking, (“Division”), and having waived those rights, entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER (“STIPULATION”) with representatives of the Federal Deposit Insurance Corporation (“FDIC”) and the Division, dated April 16, 2010, whereby, solely for the purpose of this proceeding and without admitting or denying the charges of unsafe or unsound banking practices and violations of law or regulation relating to Earnings, Capital, Asset Quality, and Management, the Bank consented to the issuance of a CONSENT ORDER (“ORDER”) by the FDIC and the Division.

The FDIC and the Division considered the matter and determined to accept the STIPULATION.

Having also determined that the requirements for issuance of an order under 12 U.S.C. § 1818(b) and section 48(6), 205 ILCS 5/48(6) have been satisfied, the FDIC and the Division HEREBY ORDER that the Bank, its institution-affiliated parties, as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), and its successors and assigns, take affirmative action as follows:

MANAGEMENT

1. (a) Within ninety (90) days from the effective date of this ORDER, the Bank shall have and retain qualified management. Management shall be provided the necessary written authority to implement the provisions of this ORDER. The qualifications of management shall be assessed on its ability to:

(i)	Comply with the requirements of this ORDER;

(ii)	Operate the Bank in a safe and sound manner;

(iii)	Comply with applicable laws, rules, and regulations; and

(iv)	Restore all aspects of the Bank to a safe and sound condition, including capital adequacy, asset quality, management effectiveness, earnings, liquidity, and sensitivity to interest rate risk.

MANAGEMENT PLAN

2. (a) Within ninety (90) days from the effective date of this ORDER, the Bank shall develop a written analysis and assessment of the Bank’s management needs (“Management Study”), which is acceptable to the Regional Director of the FDIC’s Chicago Regional Office (“Regional Director”) and the Division, for the purpose of providing qualified management for the Bank.

(b) The Management Study shall include, at a minimum:

(i)	Identification of both the type and number of officer positions (Vice President and above) needed to properly manage and supervise the affairs of the Bank;

(ii)	Identification and establishment of such Bank committees as are needed to provide guidance and oversight to active management;

(iii)	Evaluation of all Bank officers (Vice President and above) to determine whether these individuals possess the ability, experience and other qualifications required to perform present and anticipated duties, including adherence to the Bank’s established policies and practices, and restoration and maintenance of the Bank in a safe and sound condition;

(iv)	Evaluation of all Bank officers (Vice President and above) compensation, including salaries, director fees, and other benefits.

(v)	A plan to recruit and hire any additional or replacement personnel with the requisite ability, experience and other qualifications to fill those officer or staff member positions identified by this paragraph of this ORDER.

(c) Within thirty (30) days after receipt of the Management Study the Bank shall formulate a plan to implement the recommendations of the Management Study.

(d) A copy of the plan and Management Study required by this paragraph shall be submitted to the Regional Director and the Division.

BOARD PARTICIPATION

3. (a) As of the effective date of this ORDER, the Bank’s board of directors shall increase its participation in the affairs of the Bank, assuming full responsibility for the approval of sound policies and objectives and for the supervision of all of the Bank’s activities, consistent with the role and expertise commonly expected for directors of Banks of comparable size. This participation shall include meetings to be held no less frequently than monthly at which, at a minimum, the following areas shall be reviewed and approved: reports of income and expenses; new, overdue, renewal, insider, charged off, and recovered loans; investment activity; adoption or modification of operating policies; individual committee reports; audit reports; internal control reviews including managements responses; reconciliation of general ledger accounts; and compliance with this ORDER. Board minutes shall document these reviews and approvals, including the names of any dissenting directors.

(b) Within thirty (30) days from the effective date of this ORDER, the Bank’s board of directors shall develop, adopt, and implement a program that will provide for monitoring of the Bank’s compliance with this ORDER. This shall include a committee that consists of at least two outside board members.

(c) Following the required date of compliance with subparagraph (b) above, the Bank’s board of directors shall review the Bank’s compliance with this ORDER and record its review in the minutes of each regularly scheduled monthly board of directors’ meeting.

CAPITAL

4. (a) Within ninety (90) days from the effective date of this ORDER, the Bank shall have and maintain its level of Tier 1 capital as a percentage of its total assets (“capital ratio”) at a minimum of ten (10%) percent and its level of qualifying total capital as a percentage of risk-weighted assets (“total risk based capital ratio”) at a minimum of twelve (12%) percent. For purposes of this ORDER, Tier 1 capital, qualifying total capital, total assets, and risk-weighted assets shall be calculated in accordance with Part 325 of the FDIC Rules and Regulations (“Part 325”), 12 C.F.R. Part 325.

(b) If, while this ORDER is in effect, the Bank increases capital by the sale of new securities, the board of directors of the Bank shall adopt and implement a plan for the sale of such additional securities, including the voting of any shares owned or proxies held by or controlled by them in favor of said plan. Should the implementation of the plan involve public distribution of Bank securities, including a distribution limited only to the Bank’s existing shareholders, the Bank shall prepare detailed offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and the circumstances giving rise to the offering, and other material disclosures necessary to comply with Federal securities laws. Prior to the implementation of the plan and, in any event, not less than 20 days prior to the dissemination of such materials, the materials used in the sale of the securities shall be submitted to the FDIC Registration and Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429 and to the Scott D. Clarke, Assistant Director, Illinois Department of Financial and Professional Regulation, Division of Banking, 122 S Michigan Avenue, Suite 1900, Chicago, Illinois 60603, for their review. Any changes requested to be made in the materials by the FDIC or the Division shall be made prior to their dissemination.

(c) In complying with the provisions of this paragraph, the Bank shall provide to any subscriber and/or purchaser of Bank securities written notice of any planned or existing development or other changes which are materially different from the information reflected in any offering materials used in connection with the sale of Bank securities. The written notice required by this paragraph shall be furnished within ten (10) calendar days of the date any material development or change was planned or occurred, whichever is earlier, and shall be furnished to every purchaser and/or subscriber of the Bank’s original offering materials.

LOSS CHARGE-OFF

5. Within ten (10) days from the effective date of this ORDER, the Bank shall charge off from its books and records any loan classified “Loss” in the Report of Examination dated October 13, 2009 (“ROE”) that have not been previously collected or charged-off.

PROHIBITION OF ADDITIONAL LOANS TO CLASSIFIED BORROWERS

6. (a) As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who is already obligated in any manner to the Bank on any extension of credit (including any portion thereof) that has been charged off the books of the Bank or classified “Loss” in the ROE, so long as such credit remains uncollected.

(b) As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower whose loan or other credit has been classified “Substandard”, “Doubtful”, or is listed for Special Mention in the ROE, and is uncollected unless the Bank’s board of directors has adopted, prior to such extension of credit, a detailed written statement giving the reasons why such extension of credit is in the best interest of the Bank. A copy of the statement shall be signed by each Director, and incorporated in the minutes of the applicable board of directors’ meeting. A copy of the statement shall be placed in the appropriate loan file.

REDUCTION OF DELINQUENCIES AND CLASSIFIED ASSETS

7. (a) Within sixty (60) days from the effective date of this ORDER, the Bank shall adopt, implement, and adhere to, a written plan to reduce the Bank’s risk position in each asset in excess of $300,000 which is, delinquent or classified “Substandard” or “Doubtful” in the ROE. The plan shall include, but not be limited to, provisions which:

(i)	Prohibit an extension of credit for the payment of interest, unless the Board provides, in writing, a detailed explanation of why the extension is in the best interest of the Bank;

(ii)	Provide for review of the current financial condition of each delinquent or classified borrower, including a review of borrower cash flow and collateral value;

(iii)	Delineate areas of responsibility for loan officers;

(iv)	Establish dollar levels to which the Bank shall reduce delinquencies and classified assets within 6 and 12 months from the effective date of this ORDER; and

(v)	Provide for the submission of monthly written progress reports to the Bank’s board of directors for review and notation in minutes of the meetings of the board of directors.

(b) As used in this paragraph, “reduce” means to: (1) collect; (2) charge off; (3) sell; or (4) improve the quality of such assets so as to warrant removal of any adverse classification by the FDIC and the Division.

(c) A copy of the plan required by this paragraph shall be submitted to the Regional Director and the Division.

(d) While this ORDER remains in effect, the plan shall be revised to include assets which become delinquent after the effective date of this ORDER or are adversely classified at any subsequent examinations.

CONCENTRATIONS OF CREDIT

8. (a) Within forty-five (45) days from the effective date of this ORDER, the Bank shall formulate, adopt, and implement a written plan to reduce and manage each of the concentrations of credit identified in the ROE in a safe and sound manner. At a minimum the plan must provide for written procedures which conform in all respects with the Commercial Real Estate Lending Joint Guidance, found in FIL-104-2006, dated December 12, 2006, and which provide for the ongoing measurement and monitoring of the concentrations of credit, performance of portfolio stress testing analysis to assess the impact of changing economic conditions, and the setting of limits on concentrations commensurate with the Bank’s capital position, safe and sound banking practices, and the overall risk profile of the Bank.

(b) A copy of the plan required by this paragraph shall be submitted to the Regional Director and the Division.

DIVIDEND RESTRICTION

9. As of the effective date of this ORDER, the Bank shall not declare or pay any dividend without the prior written consent of the Regional Director and the Division.

ALLOWANCE FOR LOAN AND LEASE LOSSES

10. (a) After the effective date of this ORDER, and prior to the submission of all Reports of Condition and Income required by the FDIC, the board of directors of the Bank shall review the adequacy of the Bank’s ALLL, provide for an adequate ALLL, and accurately report the same. The minutes of the board meeting at which such review is undertaken shall indicate the findings of the review, the amount of increase in the ALLL recommended, if any, and the basis for determination of the amount of ALLL provided. In making these determinations, the board of directors shall consider the FFIEC Instructions for the Reports of Condition and Income and any analysis of the Bank’s ALLL provided by the FDIC or the Division.

(b) ALLL entries required by this paragraph shall be made prior to any capital determinations required by this ORDER.

PROFIT PLAN AND BUDGET

11. (a) Within sixty (60) days from the effective date of this ORDER, the Bank shall adopt, implement, and adhere to a written profit plan and a realistic, comprehensive budget for all categories of income and expense for calendar years 2010 and 2011. The plans required by this paragraph shall contain formal goals and strategies, consistent with sound banking practices, to reduce discretionary expenses and to improve the Bank’s overall earnings, and shall contain a description of the operating assumptions that form the basis for major projected income and expense components.

(b) The written profit plan shall address, at a minimum:

(i)	Realistic and comprehensive budgets;

(ii)	A budget review process to monitor the income and expenses of the Bank to compare actual figures with budgetary projections;

(iii)	Identification of major areas in, and means by which, earnings will be improved; and

(iv)	A description of the operating assumptions that form the basis for and adequately support major projected income and expense components.

(c) At each monthly board meeting following completion of the profit plans and budgets required by this paragraph, the Bank’s board of directors shall evaluate the Bank’s actual performance in relation to the plan and budget, record the results of the evaluation, and note any actions taken by the Bank in the minutes of the board of directors’ meeting at which such evaluation is undertaken.

(d) A written profit plan and budget shall be prepared for each calendar year for which this ORDER is in effect.

(e) Copies of the plans and budgets required by this paragraph shall be submitted to the Regional Director and the Division.

NOTIFICATION TO SHAREHOLDER

12. Following the effective date of this ORDER, the Bank shall send to its shareholder a copy of this ORDER: (1) in conjunction with the Bank’s next shareholder communication; or (2) in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting.

PROGRESS REPORTS

13. Within thirty (30) days from the end of each calendar quarter following the effective date of this ORDER, the Bank shall furnish to the Regional Director and the Division written progress reports signed by each member of the Bank’s board of directors, detailing the actions taken to secure compliance with the ORDER and the results thereof.

CLOSING PARAGRAPHS

The effective date of this ORDER shall be the date of its issuance by the FDIC and the Division.

The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.

The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provision has been modified, terminated, suspended, or set aside by the FDIC and the Division.

Pursuant to delegated authority.

Dated: April 29th, 2010.

M. Anthony Lowe
Regional Director
Chicago Regional Office
Federal Deposit Insurance
Corporation

Jorge A. Solis
Director
Illinois Department of Financial
and Professional Regulation
Division of Banking